UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Tevogen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41002	98-1597194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #210
Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 838-6434

Tevogen Bio Holdings Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TVGN	The Nasdaq Global Market
Warrants, exercisable for $575 per share of Common Stock	TVGNW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2026, Tevogen Bio Holdings Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, as amended, solely to change the Company’s name from “Tevogen Bio Holdings Inc.” to “Tevogen Inc.” The name change became effective on July 30, 2026. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In connection with the name change, the Company’s Board of Directors approved an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), to reflect the change in the Company’s name, also effective July 30, 2026. No other changes were made to the Bylaws. A copy of the Bylaws, as amended by the Bylaws Amendment, is attached as Exhibit 3.2 hereto and incorporated herein by reference.

The Company’s common stock and public warrants continue to trade on the Nasdaq Global Market under the ticker symbols “TVGN” and “TVGN”, respectively.

The name change does not affect the rights of the Company’s security holders and the CUSIP numbers for the Company’s common stock and public warrants will continue to be 88165K200 and 88165K119, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation
3.2	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVOGEN INC.

Date: July 30, 2026	By:	/s/ Ryan Saadi
Ryan Saadi
Chief Executive Officer